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                                                                    EXHIBIT 99.4

Preliminary Copy

                                 FORM OF PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                    OF WELLSFORD RESIDENTIAL PROPERTY TRUST

     The undersigned shareholder of Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Edward Lowenthal and Jeffrey H. Lynford, and each of them, as proxy for the undersigned, with full power of substitution to attend the Special Meeting of Shareholders of the Company to be held on May 28, 1997, at 10:00 a.m., local time, at The Princeton Club, 15 West 43rd Street, New York, New York, and at any adjournment(s) or postponement(s) thereof, and to vote and otherwise represent all the shares that the undersigned is entitled to vote with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Joint Proxy Statement/Prospectus/Information Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus/Information Statement of the Company dated April 16, 1997.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSALS SET FORTH IN PARAGRAPHS 1 THROUGH 4 BELOW, EACH AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT OF THE COMPANY DATED APRIL 16, 1997 HERETOFORE RECEIVED BY THE UNDERSIGNED, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS(S) OR POSTPONEMENT(S) THEREOF.

1. The approval of the merger (the "Merger") of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), into the Company, pursuant to an Agreement and Plan of Merger entered into by the Company and EQR on January 16, 1997, including the adoption of an amended and restated declaration of trust for the surviving trust (the "Amended and Restated Declaration of Trust").

          / /  FOR             / /  AGAINST             / /  ABSTAIN

2. The approval of modifications to Sections 2.3, 6.6, 6.7, 6.8, 9.1, 9.2, 9.3, 13.1, 13.2 and 13.3 of, and of the addition of a new Article VII to, the Amended and Restated Declaration of Trust.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

3. The issuance by Wellsford Real Properties, Inc. ("WRP Newco"), a subsidiary of the Company, shares of which are to be distributed to the common shareholders of Wellsford, pro rata, immediately prior to the Merger, of up to 12,000,000 additional shares of common stock, $.01 par value per share, of WRP Newco.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

4.   The adoption of WRP Newco's 1997 Management Incentive Plan.


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          / /  FOR          / /  AGAINST          / /  ABSTAIN

5. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.



                              / /   MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                              Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for an entity, please give the full title under signature.


                              ___________________________________________
                              Signature


                              ___________________________________________
                              Signature, if held jointly


                              Dated:_______________________________, 1997

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